SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CORUMEL MINERALS CORP.
(Exact name of registrant as specified in its charter)

Nevada                        33-1059313
(State of incorporation                                        (I.R.S. Employer Identification No.)
or organization)

503 – 1755 Robson Street
Vancouver, British Columbia                                                               V6G 3B7
(Address of principal executive offices)                                                                       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                  Title of each class                                              Name of each exchange of which
                  to be so registered                                               each class is to be registered

Not Applicable       Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates:
333-106298 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value of $0.001
(Title of class)

Item 1.   Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-106298) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit
Number      Description
------------         --------------------
3.1     Articles of Incorporation (1)
3.2     By-Laws (1)
4.1     Sample Share Certificate (1)
5.1     Opinion of Cane O’Neill Taylor, LLC, with consent to use (1)
10.1                      Property Acquisition Agreement dated March 28, 2003 between Corumel Minerals Corp. and Mr. William A. Howell. (1)
10.2                      Transfer of Interest Agreement dated May 29 between Corumel Minerals Corp and Mr. William A Howell (1)
10.3    Amending Agreement dated June 2, 2003 to the Property Acquisition Agreement between, Corumel Minerals Corp. and Mr. William A.
                             Howell (1)
23.1                      Consent of Morgan & Company, Chartered Accountants (1)
23.2                      Consent of B.J. Price Geological Consultants Inc., Consulting Geologists (1)

---------------------
(1) Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: October 17, 2003

CORUMEL MINERALS CORP.
Registrant

By: /s/ Bruce P. Young
      Bruce P. Young, President